                     [LETTERHEAD OF HAYNES AND BOONE, LLP]


                                                                     EXHIBIT 5.1


May 22, 2001


EXCO Resources, Inc.
6500 Greenville Avenue
Suite 600, LB 17
Dallas, Texas 75206


     Re: Registration Statement on Form S-3 (No. 333-60462)


Ladies and Gentlemen:


     We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering rights (the "Rights") to purchase shares of 5% Convertible Preferred Stock (the "Convertible Preferred Stock") to be issued by EXCO.



     In rendering this opinion, we have, as counsel, examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.



     Based upon the foregoing, we are of the following opinions:


          1. The Shares of Convertible Preferred Stock are duly authorized, and when such Shares are issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement at the time it becomes effective, such Shares will be validly issued, fully paid and nonassessable.

          2. The Shares of Common Stock are duly authorized, and when such Shares are issued upon conversion of the Convertible Preferred Stock in accordance with their terms as described in the Registration Statement at the time it becomes effective, such Shares will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinions, we have relied to the extent we deem appropriate upon certificates of the officers of the Company and public officials that relate to factual matters. We have not independently checked or verified the accuracy of the statements contained therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            /s/ HAYNES AND BOONE, LLP
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                                            Haynes and Boone, LLP